UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

JEFFERIES GROUP, INC.

(Exact name of registrant as specified in its charter)

May 25, 2004

Date of Report (Date of earliest event reported)

Delaware	1-14947	95-4719745

(State or other juris- diction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 12th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 284-2550

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On May 25, 2004, Jefferies Group, Inc. (the “Corporation”) filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in such form as approved by the shareholders of the Corporation at the Annual Meeting of Shareholders held on May 24, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibit is filed with this report:

Number	Exhibit
3	Amended and Restated Certificate of Incorporation of Jefferies Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES GROUP, INC.
Dated: May 25, 2004	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
3	Amended and Restated Certificate of Incorporation of Jefferies Group, Inc.